Exhibit 10.1

LOAN AND SECURITY AGREEMENT
COMMERCE ONE OPERATIONS, INC.

LOAN AND SECURITY AGREEMENT

TABLE OF CONTENTS

1.	ACCOUNTING AND OTHER TERMS.

2.	LOAN AND TERMS OF PAYMENT.

	2.1	Promise to Pay.
	2.2	Loan Advance.
	2.3	Interest Rate, Payments.
		2.3.1	Interest Rate.
		2.3.2	Interest Payments On Payment Dates.
		2.3.3	Prepayment.
	2.4	Debit of Borrower’s Accounts.
	2.5	Fees.
		2.5.1	Bank Expenses.
		2.5.2	Due Diligence Fee.

3.	CONDITIONS OF LOANS.

	3.1	Conditions Precedent to Credit Extension.

4.	CREATION OF SECURITY INTEREST.

	4.1	Grant of Security Interest.

5.	REPRESENTATIONS AND WARRANTIES.

	5.1	Due Organization and Authorization.
	5.2	Collateral.
	5.3	No Material Adverse Change in Financial Statements.
	5.4	Solvency.
	5.5	Regulatory Compliance.
	5.6	Full Disclosure.

6.	AFFIRMATIVE COVENANTS.

	6.1	Government Compliance.
	6.2	Financial Statements, Reports, Certificates.
	6.3	Taxes.
	6.4	Further Assurances.

7.	NEGATIVE COVENANTS.

	7.1	Dispositions.
	7.2	Encumbrance.
	7.3	Compliance.

8.	EVENTS OF DEFAULT.

	8.1	Payment Default.
	8.2	Covenant Default.

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	8.3	Material Adverse Change.
	8.4	Attachment.
	8.5	Insolvency.
	8.6	Other Agreements.
	8.7	Judgments.
	8.8	Misrepresentations.

9.	BANK’S RIGHTS AND REMEDIES.

	9.1	Rights and Remedies.
	9.2	Power of Attorney.
	9.3	Bank’s Liability for Collateral.
	9.4	Remedies Cumulative.
	9.5	Demand Waiver.

10.	NOTICES.

11.	CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER.

12.	GENERAL PROVISIONS.

	12.1	Successors and Assigns.
	12.2	Indemnification.
	12.3	Time of Essence.
	12.4	Severability of Provision.
	12.5	Amendments in Writing, Integration.
	12.6	Counterparts.
	12.7	Survival.
	12.8	Confidentiality.
	12.9	Attorneys’ Fees, Costs and Expenses.

13.	DEFINITIONS.

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EXHIBITS

Exhibit A - Description of Collateral

Exhibit B - Loan Payment/Advance Request Form

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LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of the Effective Date, by and between SILICON VALLEY BANK (“Bank”), a California-chartered bank whose address is 3003 Tasman Drive, Santa Clara, California 95054, and COMMERCE ONE OPERATIONS, INC. (“Borrower”), a Delaware corporation whose address is 4440 Rosewood Drive, Pleasanton, California 94588, provides the terms and conditions upon which Bank will lend certain funds to Borrower and Borrower will repay such funds to Bank.  The parties agree as follows:

1.             ACCOUNTING AND OTHER TERMS.

Accounting terms not defined in this Agreement will be construed following GAAP.  Calculations and determinations must be made following GAAP.  The term “financial statements” includes the notes and schedules.  The terms “including” and “includes” always mean “including (or includes) without limitation,” in this or any Loan Document.  Any capitalized term set forth herein shall have the meaning ascribed to such term in Section 13 of this Agreement.

2.             LOAN AND TERMS OF PAYMENT.

2.1  Promise to Pay.

Borrower promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.2  Loan Advance.

Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower on the Funding Date, a single advance (the “Advance”) not to exceed the Loan Amount.  When repaid, no portion of the Advance may be re-borrowed.  The proceeds of the Advance shall be used to pay off an existing term loan in the outstanding principal amount of $19,000,000 due to Microsoft Capital Corporation and the remainder of the Advance may be used to fund any corporate purpose (a “Corporate Purpose”) approved by Borrower’s Board of Directors (if such approval is required by Borrower’s internal policies).  Bank will disburse the Advance on the Funding Date by internal transfer to Borrower’s Account No. 3300359545 with Bank.

2.3  Interest Rate, Payments.

2.3.1       Interest Rate.

The Advance shall accrue interest at the per annum rate of interest equal to the Prime Rate determined by Bank, as of the Effective Date, and on the first Business Day of each quarter thereafter, minus one-half of one percent (0.50%); provided that, if Borrower maintains a minimum aggregate balance of at least $5,000,000 in operating accounts at Bank and/or investment accounts through Bank and its Affiliates at all times during a calendar quarter (but in no event including the Collateral) , interest shall accrue at the per annum rate of the Prime Rate minus three-quarters of one percent (0.75%) during the next calendar quarter.  Any amounts outstanding during the continuance of an Event of Default shall bear interest at a per annum rate equal to the Basic Rate plus five percent (5%).

2.3.2       Interest Payments On Payment Dates.

Borrower will make monthly payments in arrears of the interest accrued upon the then-outstanding principal of the Advance (collectively, “Scheduled Payments”), on the last day of each month following the Effective Date (each, a “Payment Date”).  The outstanding principal balance and all accrued and unpaid interest is due and payable in full on the Maturity Date.  Payments received after 12:00 noon, Pacific time, are considered received at the opening of business on the next Business Day.  The Advance may only be prepaid in accordance with Section 2.3.3 below.

2.3.3       Prepayment.

(a)           If the Advance is accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Bank (i) all unpaid principal, (ii) all unpaid accrued interest to the date of the payment; (iii) if the Event of Default occurs within one year after the Effective Date, a prepayment fee of $15,000; and (iv) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.

(b)           Borrower shall have the option to prepay all or a portion of the Advance at anytime, provided that Borrower (i) gives written notice to Bank of its election to prepay the Advance or portion thereof, and the dollar amount it desires to prepay, at least 10 days prior to such prepayment, and (ii) if such prepayment occurs prior to the first anniversary of the Effective Date, Borrower shall pay Bank, on the date of the prepayment, a prepayment fee equal to ten basis points (0.10%) multiplied by the amount of the Advance to be prepaid, up to the first $15,000,000 of the Advance being prepaid.

2.4  Debit of Borrower’s Accounts.

Bank will debit any of Borrower’s deposit accounts with Bank, including Account No. 3300359545, for principal and interest payments and any other amounts Borrower owes Bank when due.  Bank will notify Borrower when it debits Borrower’s accounts.  These debits are not a set-off.

2.5  Fees.

2.5.1       Bank Expenses.

Borrower will pay all Bank Expenses (including reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Agreement, not to exceed $5,000.  All Bank Expenses are due and payable upon demand by Bank.

2.5.2       Due Diligence Fee.

Borrower will pay Bank a due diligence fee in the amount of $10,000 on the Effective Date.

3.             CONDITIONS OF LOANS.

3.1  Conditions Precedent to Credit Extension.

Bank’s obligation to make the Advance is subject to the satisfaction of the following conditions precedent:

(a)           Bank shall have received the agreements, documents and fees contemplated by this Agreement.

(b)           Borrower shall have deposited the Collateral with Bank.

(c)           Bank shall have received a Payment/Advance Form.

(d)           The representations and warranties in Section 0 hereof must be materially true on the date of the Payment/Advance Form and on the effective date of the Advance, and no Event of Default may have occurred and be continuing or result from the Advance.

4.             CREATION OF SECURITY INTEREST.

4.1  Grant of Security Interest.

Borrower grants Bank a continuing security interest in the Collateral to secure all Obligations and the performance of each of Borrower’s duties under the Loan Documents.  Any security interest of Bank in the Collateral shall be a first priority security interest in the Collateral.  Bank may place a “hold” on any deposit account pledged as Collateral. If this Agreement is terminated, Bank’s lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.  Bank will release Collateral to the extent of any prepayments by Borrower.

5.             REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants as follows:

5.1  Due Organization and Authorization.

Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.  Borrower is a Delaware corporation.  The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s formation documents, nor constitute an event of default under any material agreement by which Borrower is bound.  Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2  Collateral.

Borrower has good title or rights to the Collateral, free of Liens.

5.3  No Material Adverse Change in Financial Statements.

All consolidated financial statements for Borrower, and any Subsidiary of Borrower, delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations.  There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.4  Solvency.

The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.5  Regulatory Compliance.

Borrower is not an “investment company” or a company “controlled” by an “investment company” under The Investment Company Act 1940.  Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors).  Borrower has complied in all material respects with the Federal Fair Labor Standards Act.  Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change.  None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any of its Subsidiaries or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.  Borrower and each of its Subsidiaries has timely filed all required material tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP.  Borrower and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.6  Full Disclosure.

No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading, it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6.             AFFIRMATIVE COVENANTS.

Borrower will do all of the following for so long as there are outstanding Obligations:

6.1  Government Compliance.

Borrower will maintain its legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a Material Adverse Change.  Borrower will comply with all laws, ordinances and regulations to which it is subject, noncompliance with which could cause a Material Adverse Change.

6.2  Financial Statements, Reports, Certificates.

(a)           Borrower will deliver to Bank:  (i) no later than 45 days after the last day of each quarter, a company-prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period, in the form of Borrower’s Form 10-Q for that period as filed with the SEC; (ii) no later than 90 days after the last day of Borrower’s fiscal year, commencing with fiscal year end December 31, 2002, audited consolidated financial statements prepared under GAAP, in the form of Borrower’s Form 10-K for that period as filed with the SEC.

6.3  Taxes.

Borrower will make, and cause each of its Subsidiaries to make, timely payment of all material federal, state and local taxes, fees or assessments (other than taxes, fees and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP), and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.4  Further Assurances.

Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Agreement.

7.             NEGATIVE COVENANTS.

Borrower will not do any of the following without Bank’s prior written consent, which will not be unreasonably withheld, for so long as there are any outstanding Obligations:

7.1  Dispositions.

Borrower will not convey, sell, lease, transfer or otherwise dispose of all or any material part of the Collateral or its interests therein.

7.2  Encumbrance.

Borrower will not create, incur or allow any Lien to exist upon any of the Collateral.

7.3  Compliance.

Borrower will not become an “investment company” or a company controlled by an “investment company,” under The Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation would reasonably be expected to cause a Material Adverse Change.

8.             EVENTS OF DEFAULT.

Any one of the following is an Event of Default:

8.1  Payment Default.

Borrower fails to pay any of the Obligations within three Business Days after its due date.  During said three-Business Day period, the failure to cure the default is not itself an Event of Default (but Bank shall have no obligation to make any Credit Extension during the three-Business Day period).

8.2  Covenant Default.

Borrower fails to perform any obligation in Section 6 or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, in any other Loan Document, or in any agreement between Borrower and Bank, and as to any default under a term, condition or covenant that can be cured, has not cured the default within ten days after it occurs; provided, however, that if the default cannot by its nature be cured within a ten-day period, but the default may be cured within a reasonable time thereafter, then Borrower has an additional period (which shall not in any case exceed 30 days in the aggregate) to cure the default.  During the additional time, the failure to cure the default is not itself an Event of Default (but Bank shall have no obligation to make any Credit Extensions during such period).

8.3  Material Adverse Change.

There occurs a material impairment of Bank’s lien upon, or a material impairment in the value of, the Collateral (or any material portion thereof).

8.4  Attachment.

Any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten days, or Borrower is enjoined, restrained or prevented by court order from conducting a material part of its business, or a judgment or other claim becomes a Lien on a material portion of Borrower’s assets, or a notice of lien, levy, or assessment is filed against any material portion of Borrower’s assets by any government agency and not paid within ten days after Borrower receives notice.  None of the foregoing is an Event of Default if stayed or if a bond is posted pending contest by

Borrower (but Bank shall have no obligation to make any Credit Extensions during the stay period or pending contest).

8.5  Insolvency.

Borrower becomes insolvent or begins an Insolvency Proceeding, or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but Bank shall have no obligation to make any Credit Extensions before any Insolvency Proceeding is dismissed).

8.6  Other Agreements.

There is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $3,000,000 or that could cause a Material Adverse Change.

8.7  Judgments.

A money judgment in the aggregate of at least $3,000,000 is rendered against Borrower and is unsatisfied and unstayed for ten days (but Bank shall have no obligation to make any Credit Extensions before the judgment is stayed or satisfied).

8.8  Misrepresentations.

Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement when made now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

9.             BANK’S RIGHTS AND REMEDIES.

9.1  Rights and Remedies.

When an Event of Default occurs and the period for cure has expired, Bank may, without notice or demand, do any or all of the following:

(a)           Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs, all Obligations are immediately due and payable without any action by Bank);

(b)           Stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c)           Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral, and in furtherance thereof:  (i) Borrower will make the Collateral available as Bank designates; and (ii) Bank may pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred;

(d)           Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower (including but not limited to all or any portion of the Collateral); and

(e)           Dispose of the Collateral according to the Code.

9.2  Power of Attorney.

Borrower irrevocably appoints Bank as its lawful attorney-in-fact, with full power and in the name of Borrower, upon the occurrence and continuance of an Event of Default to transfer the Collateral into the name of Bank or a third party as the Code permits.  Notwithstanding the foregoing, Bank may exercise the power of attorney to sign Borrower’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred.  Bank’s appointment as Borrower’s attorney-in-fact, and all of Bank’s rights and powers, are coupled with an interest and irrevocable until all Obligations have been fully repaid and performed.

9.3  Bank’s Liability for Collateral.

If Bank complies with reasonable banking practices and the Code, it is not liable for: (i) the safekeeping of the Collateral; (ii) any loss or damage to the Collateral; or (iii) any diminution in the value of the Collateral.

9.4  Remedies Cumulative.

Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative.  Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver.  Bank’s delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.5  Demand Waiver.

Borrower waives any right to require Bank to (a) proceed against any guarantor or any other person; (b) marshal any assets of Borrower; or (c) pursue any other remedy in Bank’s power whatsoever.  Bank may, at its election, exercise or decline or fail to exercise any right or remedy it may have against Borrower or any security held by Bank, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Borrower hereunder until the Advance is paid in full.  Borrower waives any setoff, defense or counterclaim that it may have against Bank.  Borrower waives all presentments, demands for performance, notices of nonperformance, protests, notices of payment and nonpayment, or any nonpayment at maturity, notices of release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable, and notices of existence, creation, or incurring of new or additional indebtedness.

10.          NOTICES.

All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement.  A party may change its notice address by giving the other party written notice.

11.          CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER.

California law governs the Loan Documents without regard to principles of conflicts of law.  Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.          GENERAL PROVISIONS.

12.1        Successors and Assigns.

This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrower may not assign this Agreement or any rights under it (including but not limited to any assignment by law or otherwise in connection with a merger or acquisition in which Borrower is not the surviving entity) without Bank’s prior written consent which may be granted or withheld in Bank’s discretion.  Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Agreement.

12.2        Indemnification.

Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against:  (i) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

12.3        Time of Essence.

Time is of the essence for the performance of all obligations in this Agreement.

12.4        Severability of Provision.

Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5        Amendments in Writing, Integration.

All amendments to this Agreement must be in writing and signed by Borrower and Bank.  This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6        Counterparts.

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7        Survival.

All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding.  The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8        Confidentiality.

In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank’s subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank’s examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement.  Confidential information does not include information that either: (i) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9        Attorneys’ Fees, Costs and Expenses.

In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys’ fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13.          DEFINITIONS.

In this Agreement:

“Advance” is defined in Section 2.2.

“Affiliate” of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Bank Expenses” are all reasonable audit fees and expenses and reasonable costs and expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

“Business Day” is any day that is not a Saturday, Sunday or other day on which the Bank is closed.

“Code” is the Uniform Commercial Code, as applicable.

“Collateral” is the property described on Exhibit A.  At all times the value of the Collateral shall equal or exceed the outstanding principal balance of the Credit Extensions.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices;  but “Contingent Obligation” does not include endorsements in the ordinary course of business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

“Credit Extension” is the Advance and any other extension of credit by Bank for Borrower’s benefit.

“Effective Date” is October 23, 2002.

“ERISA” is the Employment Retirement Income Security Act of 1974, and its regulations.

“Funding Date” is the later of (i) the Effective Date or (ii) the date on which Bank funds the Advance, but in no event later than November 29, 2002.

“GAAP” is generally accepted accounting principles, consistently applied over the period(s) in question.

“Indebtedness” is (i) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (ii) obligations evidenced by notes, bonds, debentures or similar instruments, (iii) capital lease obligations and (iv) Contingent Obligations; provided, that Indebtedness does not include past due payments under operating leases in an aggregate amount of up to $5,000,000.

“Insolvency Proceeding” are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Lien” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Amount” is the amount of the Advance, not to exceed $25,000,000.

“Loan Documents” are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

“Material Adverse Change” is described in Section 8.3.

“Maturity Date” is the last day of the Repayment Period for the Advance, or if earlier, the date of full prepayment by Borrower or acceleration of the Advance by Bank following an Event of Default, but in no event later than November 29, 2005.

“Obligations” are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later pursuant to the Loan Documents, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

“Payment Date” is defined in Section 2.3.1.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” is Bank’s “prime rate” announced by Bank at the beginning of each calendar quarter, even if it is not Bank’s lowest rate.

“Repayment Period” is the 36-month period commencing on the later of (i) the Effective Date or (ii) the Funding Date, but in no event later than November 29, 2002.

“SEC” is the U.S. Securities and Exchange Commission.

“Subsidiary” is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person, if any.

IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized representative to execute and deliver this Agreement as of the Effective Date.

BORROWER:		BANK:

COMMERCE ONE OPERATIONS, INC., a Delaware corporation		SILICON VALLEY BANK, a California-chartered bank

By:	/s/ Charles D. Boynton/John Biestman	By:	/s/ Richard J. Cerf

Name:	Charles D. Boynton/John Biestman	Name:	Richard J. Cerf

Title:	SVP, CFO/VP, Treasurer	Title:	SVP

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the Certificate of Deposit No. 8800057353 held by Bank, and all proceeds thereof.

EXHIBIT B

LOAN PAYMENT/ADVANCE REQUEST FORM

Fax To:			Date:

☐	Loan Payment:		Commerce One Operations, Inc.

	From Account #		To Account #
	(Deposit Account #)		(Loan Account #)
	Principal $	and/or Interest $

All Borrower’s representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

	Authorized Signature:	Phone Number:

☐	LOAN ADVANCE:
Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

	From Account #	To Account #
	(Loan Account #)	(Deposit Account #)
Amount of Revolving Advance $

All Borrower’s representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

	Authorized Signature:	Phone Number:

OUTGOING WIRE REQUEST
Complete only if all or a portion of funds from the loan advance above are to be wired.
Deadline for same day processing is 12:00 p.m., P.T.

Beneficiary Name:		Amount of Wire: $

Beneficiary Bank:		Account Number:

City and Sate:

Beneficiary Bank Transit (ABA) #:	_ _ _ _ _ _ _	Beneficiary Bank Code (Swift, Sort, Chip, etc.):

(For International Wire Only)

Intermediary Bank:		Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (If Required):

Print Name/Title:	Print Name/Title:

Telephone #	Telephone #